Exhibit 5.1

November 5, 2009

BNC Bancorp

1226 Eastchester Drive

High Point, North Carolina 27265

Re:	Registration Statement on Form S-1

Gentlemen:

We have acted as special counsel for BNC Bancorp, a North Carolina corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of up to an aggregate of $40,000,000 worth of shares (the “Shares”) of common stock of the Company, no par value per share (the “Common Stock”), covered by the above-referenced Registration Statement and any amendments thereto (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Act on or about the date hereof.

In connection with the Shares that will be registered and issued under the Registration Statement, we have examined the following: (i) the Registration Statement and related form of prospectus included therein (the “Prospectus”) to be filed by the Company with the SEC; (ii) resolutions adopted by the Board of Directors of the Company (“Board of Directors”) relating to authorization and approval of the registration of the Shares under the Registration Statement; and (iii) such other documents as we have deemed necessary to form the opinion expressed below. As to various questions of fact material to such opinion, where relevant facts were not independently established, we have relied upon statements of officers of the Company or representations contained in the Registration Statement. We have assumed, without independent investigation or review, the accuracy and completeness of the facts and representations and warranties contained in the documents referenced above or otherwise made known to us.

Our opinion assumes that the issuance of Shares covered by the Registration Statement filed by the Company will be approved by the Board of Directors in accordance with North Carolina law and the Articles of Incorporation and Bylaws of the Company (such approval being referred to herein as the “Corporate Proceedings”). Our opinion further assumes that, upon issuance of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Articles of Incorporation.

BNC Bancorp

November 4, 2009

Based upon and relying solely upon the foregoing, we advise you that in our opinion, upon completion of all Corporate Proceedings relating to the Shares, the Shares will be duly authorized and, when and if delivered against payment therefor in accordance with the Corporate Proceedings, will be validly issued under the laws of the State of North Carolina, and will be fully paid and non-assessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. The opinion and statements contained in this letter are rendered exclusively for your benefit solely in connection with the consummation of the transaction contemplated by the Registration Statement, and may not be relied upon by any other person, including but not limited to any of your transferees, for any purpose.

This opinion letter is limited to the application of the laws of the State of North Carolina and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction. Our opinion and statements expressed herein are limited to those matters expressly set forth herein, and no opinion may be implied or inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” as having passed upon certain legal matters with respect to the validity of the Shares. In giving such consent, we do not thereby admit that we are experts within the meaning of the Act.

Very truly yours,

/s/ Brooks, Pierce, Mclendon, Humphrey & Leonard, L.L.P.
BROOKS, PIERCE, McLENDON, HUMPHREY & LEONARD, L.L.P.

/fhs